Exhibit 99.1

FTI Consulting, Inc.

777 South Flagler Drive, Suite 1500

West Palm Beach, Florida 33401

(561) 515-1900

FOR FURTHER INFORMATION:

Jack Dunn, President & CEO

(561) 515-1900

Investors: Gordon McCoun

(212) 850-5600

Media: Matthew Clark

(202) 728-8766

FTI CONSULTING, INC. REPORTS 2011 FIRST QUARTER RESULTS

— Record Revenues of $361.8 million

— EPS of $0.48 After Expensed Acquisition Costs of $0.02 per Share

— Geographic Reach and Industry Expertise Enhanced Through LECG Transactions

— Approximately 4.4 Million Shares Repurchased in Accelerated Stock Buyback

— Increases Guidance for 2011

West Palm Beach, FL, May 4, 2011 — FTI Consulting, Inc. (NYSE: FCN), the global business advisory firm dedicated to helping organizations protect and enhance their enterprise value, today reported its financial results for the first quarter ended March 31, 2011.

For the first quarter of 2011, revenues were a record $361.8 million, the highest quarterly revenue in the Company’s history, compared to $350.0 million in the prior year period. Earnings per diluted share for the first quarter of 2011 were $0.48 compared to $0.29 for the prior year period. Earnings per diluted share for the first quarter of 2011 include expensed acquisition costs related to the Company’s recent transactions with LECG Corporation of $0.02 per share. Other than these acquisition costs, the LECG transactions had no significant effect on results in the quarter. Adjusted EPS for the first quarter of 2011 were $0.48 compared to prior year period Adjusted EPS of $0.67 (which as previously disclosed excludes $0.38 per share of special charges related to terminations, office consolidation and other charges). First quarter 2011 Adjusted EBITDA was $61.7 million, or 17.0 percent of revenues, compared to Adjusted EBITDA of $75.9 million, or 21.7 percent of revenues, in the prior year period. As described in more detail below, the Adjusted EBITDA margin declined due to lower Adjusted Segment EBITDA in the Corporate Finance/Restructuring segment as well as some incremental investments in headcount in other segments. Adjusted EPS, Adjusted EBITDA and Adjusted Segment EBITDA (which appear in the accompanying tables) are non-GAAP measures and are described in further detail below. The effective income tax rate for the first quarter of 2011 was 38 percent, whereas it is expected to be approximately 37 percent for the remainder of 2011.

During the quarter, as previously announced, the Company completed a combination of acquisitions and individual hires involving certain employees and operations of LECG Corporation which added significant new practices, industry expertise and capabilities in Europe, the United States and Latin America. The Company also used $209.4 million of cash during the quarter to execute an accelerated stock buyback program. Pursuant to this program, the Company received and retired approximately 4.4 million shares in March and expects to receive and retire approximately 600 thousand shares in May 2011. Any remaining shares that may be received and retired pursuant to this program will be a function of the share price over the next six months, but should not have a material effect on 2011 EPS. The average share count for the quarter was reduced due to this accelerated stock buyback program by approximately 1.2 million shares.

Commenting on these results, Jack Dunn, President and Chief Executive Officer of the Company, said, “Our first quarter signaled a good start to the year and an outstanding one in terms of execution of our strategy. While restructuring and bankruptcy remained soft, growth across our other businesses of 9.5 percent resulted in overall positive growth for the quarter and record revenues.

“The first quarter was also very productive in terms of deploying our capital and executing the strategy of expanding our global footprint and building domain expertise in key industries. The addition of approximately 200 outstanding professionals from LECG serves to greatly enhance the geographic reach, industry expertise and services we offer our clients. These additions once again underscore our position as the firm that attracts the best people to work on the most compelling client matters around the globe.”

First Quarter Segment Results

Corporate Finance/Restructuring

Revenues in the Corporate Finance/Restructuring segment were $107.3 million compared with $117.5 million in the first quarter of the prior year. Adjusted Segment EBITDA was $21.5 million, or 20.1 percent of segment revenues, compared with Adjusted Segment EBITDA of $34.7 million, or 29.6 percent of segment revenues, in the prior year quarter. Demand for restructuring and bankruptcy services remained soft compared to levels a year ago as a result of continued improvements in the credit markets and the macroeconomic environment. This decline was somewhat offset by growth in the segment’s healthcare practice and by contributions from the acquired business in Asia. Adjusted Segment EBITDA margins declined from the prior year due to lower demand.

Forensic and Litigation Consulting

Revenues in the Forensic and Litigation Consulting segment increased 5.4 percent to $82.9 million from $78.7 million in the first quarter of the prior year. Adjusted Segment EBITDA was $16.9 million, or 20.4 percent of segment revenues, compared to Adjusted Segment EBITDA of $19.8 million, or 25.1 percent of segment revenues, in the prior year quarter. Revenue growth was led by increased momentum in Europe and Asia and continued strong performance in North America; however, utilization and margin were affected by an $8.5 million decrease in revenues from two high profile financial fraud cases relative to the year ago period.

Economic Consulting

Revenues in the Economic Consulting segment increased 10.3 percent to $74.3 million from $67.3 million in the first quarter of the prior year. Adjusted Segment EBITDA was $13.2 million, or 17.8 percent of segment revenues, compared to Adjusted Segment EBITDA of $13.5 million, or 20.1 percent of segment revenues, for the prior year quarter. The segment benefitted from increased financial economics and M&A-related activity as well as continued growth in its European practice. Adjusted Segment EBITDA margins were affected by investments made in expanding the European practice and increased compensation expense relating to variable accounting for stock options to certain key academic consultants. In addition, the segment incurred acquisition costs totaling approximately $1.0 million, or 1.4 percent of revenue, related to the LECG transactions in the first quarter.

Technology

Revenues in the Technology segment increased 17.7 percent to $51.0 million from $43.4 million in the first quarter of the prior year. Adjusted Segment EBITDA increased 7.9 percent to $18.6 million, or 36.5 percent of segment revenues, compared to Adjusted Segment EBITDA of $17.3 million, or 39.8 percent of segment revenues, in the prior year quarter. The Acuity™ offering continued to gain momentum during the quarter and consulting revenues increased on the strength of a number of litigation cases. This growth was partially offset by declines in unit-based revenues compared to the same period a year ago as continued pricing pressure overcame higher unit volume. Adjusted Segment EBITDA increased from prior year levels as a result of higher revenues, while margins were adversely affected by a lower proportion of higher-margin unit-based revenue compared to the prior year period.

Strategic Communications

Revenues in the Strategic Communications segment increased 7.3 percent to $46.4 million from $43.2 million in the first quarter of the prior year. Adjusted Segment EBITDA was $5.4 million, or 11.7 percent of segment revenues, compared to Adjusted Segment EBITDA of $5.7 million, or 13.3 percent of segment revenues, in the prior year quarter. The segment saw continued modest growth in retainers in its key US and UK markets, strong revenues from projects in Asia Pacific and the US and improving momentum in its European practices. Adjusted Segment EBITDA margins declined due to incentive payments related to an acquisition.

Revised 2011 Guidance

Based on current market conditions, the Company estimates that revenues for the year will be between $1.50 billion and $1.54 billion and EPS will be between $2.30 and $2.45.

First Quarter Conference Call

FTI will hold a conference call for analysts and investors to discuss fourth quarter financial results at 9:00 AM Eastern Time on May 4, 2011. The call can be accessed live and will be available for replay over the Internet for 90 days by logging onto the Company’s website, www.fticonsulting.com.

About FTI Consulting

FTI Consulting, Inc. is a global business advisory firm dedicated to helping organizations protect and enhance enterprise value in an increasingly complex legal, regulatory and economic environment. With more than 3,700 employees located in most major business centers in the world, we work closely with clients every day to anticipate, illuminate, and overcome complex business challenges in areas such as investigations, litigation, mergers and acquisitions, regulatory issues, reputation management and restructuring. More information can be found at www.fticonsulting.com.

Use of Non-GAAP Measure

Note: We define Adjusted EBITDA as consolidated operating income before depreciation, amortization of intangible assets, accretion of contingent consideration and special charges. We define adjusted segment EBITDA as a segment’s share of consolidated operating income before depreciation, amortization of intangible assets, accretion of contingent consideration and special charges. We define Adjusted earnings per diluted share (Adjusted EPS) as earnings per diluted share excluding the per share impact of the special charges and debt extinguishment costs that were incurred in that year. Although Adjusted EBITDA, Adjusted Segment EBITDA and Adjusted EPS are not measures of financial condition or performance determined in accordance with generally accepted accounting principles (“GAAP”), we believe that these measures can be a useful operating performance measure for evaluating our results of operations as compared from period to period and as compared to our competitors. EBITDA is a common alternative measure of operating performance used by investors, financial analysts and rating agencies to value and compare the financial performance of companies in our industry. We use Adjusted EBITDA and Adjusted Segment EBITDA to evaluate and compare the operating performance of our segments.

Adjusted EBITDA, Adjusted Segment EBITDA and Adjusted EPS are not defined in the same manner by all companies and may not be comparable to other similarly titled measures of other companies unless the definition is the same. These non-GAAP measures should be considered in addition to, but not as a substitute for or superior to, the information contained in our statements of income. Reconciliations of operating profit to Adjusted EBITDA, segment operating profit to Adjusted Segment EBITDA and EPS to Adjusted EPS are included in the accompanying tables to today’s press release.

Safe Harbor Statement

This press release includes “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, that involve uncertainties and risks. Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future revenues, future results and performance, expectations, plans or intentions relating to acquisitions and other matters, business trends and other information that is not historical, including statements regarding estimates of our future financial results. When used in this press release, words such as “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements, including, without limitation, estimates of our future financial results, are based upon our expectations at the time we make them and various assumptions. Our expectations, beliefs and projections are expressed in good faith, and we believe there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs and projections will result or be achieved or that actual results will not differ from expectations. The Company has experienced fluctuating revenues, operating income and cash flow in some prior periods and expects this will occur from time to time in the future. The Company’s actual results may differ from our expectations. Further, preliminary results are subject to normal year-end adjustments. Other factors that could cause such differences include adverse financial and real estate market and general economic conditions, the pace and timing of the consummation and integration of past and future acquisitions, the Company’s ability to realize cost savings and efficiencies, competitive and general economic conditions, retention of staff and clients and other risks described under the heading “Item 1A. Risk Factors” in the Company’s most recent Form 10-K and in the Company’s other filings with the Securities and Exchange Commission. We are under no duty to update any of the forward-looking statements to conform such statements to actual results or events and do not intend to do so.

FINANCIAL TABLES FOLLOW

FTI CONSULTING, INC.

CONSOLIDATED STATEMENTS OF INCOME

FOR THE THREE MONTHS ENDED MARCH 31, 2011 AND 2010

(in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2011	2010
Revenues	$361,816	$350,040

Operating expenses
Direct cost of revenues	219,140	197,460
Selling, general and administrative expense	88,729	84,401
Special charges	—	30,245
Amortization of other intangible assets	5,454	6,091

	313,323	318,197

Operating income	48,493	31,843

Other income (expense)
Interest income and other	2,000	2,354
Interest expense	(15,310)	(11,318)

	(13,310)	(8,964)

Income before income tax provision	35,183	22,879

Income tax provision	13,385	8,694

Net income	$21,798	$14,185

Earnings per common share - basic	$0.50	$0.31

Weighted average common shares outstanding - basic	43,877	45,799

Earnings per common share - diluted	$0.48	$0.29

Weighted average common shares outstanding - diluted	45,635	48,128

FTI CONSULTING, INC.

OPERATING RESULTS BY BUSINESS SEGMENT

(unaudited)

	Revenues	Adjusted EBITDA (1)	Margin	Utilization	Average Billable Rate	Revenue- Generating Headcount
	(in thousands)

Three Months Ended March 31, 2011
Corporate Finance/Restructuring	$107,254	$21,521	20.1%	70%	$436	741
Forensic and Litigation Consulting	82,913	16,878	20.4%	69%	$326	844
Economic Consulting	74,259	13,242	17.8%	88%	$477	386
Technology (2)	51,035	18,631	36.5%	N/M	N/M	257
Strategic Communications (2)	46,355	5,408	11.7%	N/M	N/M	586

	$361,816	75,680	20.9%	N/M	N/M	2,814

Corporate		(13,992)

Adjusted EBITDA (1)		$61,688	17.0%

Three Months Ended March 31, 2010
Corporate Finance/Restructuring	$117,467	$34,719	29.6%	69%	$457	701
Forensic and Litigation Consulting (3)	78,678	19,784	25.1%	76%	$312	771
Economic Consulting	67,307	13,520	20.1%	82%	$470	302
Technology (2)	43,373	17,261	39.8%	N/M	N/M	242
Strategic Communications (2)	43,215	5,742	13.3%	N/M	N/M	569

	$350,040	91,026	26.0%	N/M	N/M	2,585

Corporate		(15,144)

Adjusted EBITDA (1)		$75,882	21.7%

(1)	We define Adjusted EBITDA as consolidated operating income before depreciation, amortization of intangible assets, accretion of contingent consideration and special charges. Amounts presented in the Adjusted EBITDA column for each segment reflect the segments’ respective Adjusted Segment EBITDA. We define Adjusted Segment EBITDA as the segments’ share of consolidated operating income before depreciation, amortization of intangible assets, accretion of contingent consideration and special charges. Although Adjusted EBITDA and Adjusted Segment EBITDA are not measures of financial condition or performance determined in accordance with generally accepted accounting principles (“GAAP”), we believe that these measures can be a useful operating performance measure for evaluating our results of operations as compared from period to period and as compared to our competitors. EBITDA is a common alternative measure of operating performance used by investors, financial analysts and rating agencies to value and compare the financial performance of companies in our industry. We use Adjusted EBITDA and Adjusted Segment EBITDA to evaluate and compare the operating performance of our segments.

Adjusted EBITDA and Adjusted Segment EBITDA are not defined in the same manner by all companies and may not be comparable to other similarly titled measures of other companies unless the definition is the same. These non-GAAP measures should be considered in addition to, but not as a substitute for or superior to, the information contained in our Statements of Income. See also our reconciliation of non-GAAP financial measures.

(2)	The majority of the Technology and Strategic Communications segments’ revenues are not generated based on billable hours. Accordingly, utilization and average billable rate metrics are not presented as they are not meaningful as a segment-wide metric.
(3)	2010 utilization and average billable rate calculations were updated to include information related to non-domestic operations that was not available in 2010.

FTI CONSULTING, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2011	2010

Net income	$21,798	$14,185

Add back: Special charges, net of tax	—	18,069

Adjusted net income (1)	$21,798	$32,254

Earnings per common share - diluted	$0.48	$0.29

Adjusted earnings per common share - diluted (1)	$0.48	$0.67

Weighted average number of common shares outstanding - diluted	45,635	48,128

(1)

We define Adjusted net income and Adjusted earnings per diluted share as net income and earnings per diluted share, respectively, excluding the impact of the special charges and loss on early extinguishment of debt that were incurred in that period, and their related income tax effects.

RECONCILIATION OF OPERATING INCOME AND NET INCOME TO ADJUSTED EBITDA

(in thousands)

(unaudited)

	Corporate Finance / Restructuring	Forensic and Litigation Consulting	Economic Consulting	Technology	Strategic Communications	Corp HQ	Total
Three Months Ended March 31, 2011

Net income							$21,798
Interest income and other							(2,000)
Interest expense							15,310
Income tax provision							13,385

Operating income	$18,520	$15,343	$12,378	$13,971	$3,470	$(15,189)	48,493
Depreciation	876	855	568	2,684	765	1,197	6,945
Amortization of other intangible assets	1,418	591	296	1,976	1,173		5,454
Special charges	—	—	—	—	—		—
Accretion of contingent consideration	707	89	—	—	—		796

Adjusted EBITDA (1)	$21,521	$16,878	$13,242	$18,631	$5,408	$(13,992)	$61,688

Three Months Ended March 31, 2010

Net income							$14,185
Interest income and other							(2,354)
Interest expense							11,318
Income tax provision							8,694

Operating income	$25,644	$12,400	$5,766	$7,302	$2,347	$(21,616)	31,843
Depreciation	994	829	630	3,050	823	1,377	7,703
Amortization of other intangible assets	1,492	995	310	1,982	1,312	—	6,091
Special charges	6,589	5,560	6,814	4,927	1,260	5,095	30,245
Accretion of contingent consideration	—	—	—	—	—	—	—

Adjusted EBITDA (1)	$34,719	$19,784	$13,520	$17,261	$5,742	$(15,144)	$75,882

(1)	We define Adjusted EBITDA as consolidated operating income before depreciation, amortization of intangible assets, accretion of contingent consideration and special charges. Amounts presented in the Adjusted EBITDA column for each segment reflect the segments’ respective Adjusted Segment EBITDA. We define Adjusted Segment EBITDA as a segments’ share of consolidated operating income before depreciation, amortization of intangible assets, accretion of contingent consideration and special charges. Although Adjusted EBITDA and Adjusted Segment EBITDA are not measures of financial condition or performance determined in accordance with generally accepted accounting principles (“GAAP”), we believe that these measures can be a useful operating performance measure for evaluating our results of operations as compared from period to period and as compared to our competitors. EBITDA is a common alternative measure of operating performance used by investors, financial analysts and rating agencies to value and compare the financial performance of companies in our industry. We use Adjusted EBITDA and Adjusted Segment EBITDA to evaluate and compare the operating performance of our segments.

Adjusted EBITDA and Adjusted Segment EBITDA are not defined in the same manner by all companies and may not be comparable to other similarly titled measures of other companies unless the definition is the same. These non-GAAP measures should be considered in addition to, but not as a substitute for or superior to, the information contained in our Statements of Income. See also our reconciliation of Non-GAAP financial measures.

FTI CONSULTING, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED MARCH 31, 2011 AND 2010

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2011	2010
Operating activities
Net income	$21,798	$14,185
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation, amortization and accretion	7,743	7,703
Amortization of other intangible assets	5,454	6,091
Provision for doubtful accounts	2,573	3,010
Non-cash share-based compensation	6,807	7,394
Excess tax benefits from share-based compensation	(43)	(754)
Non-cash interest expense	2,093	1,800
Other	383	(476)
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable, billed and unbilled	(45,701)	(32,291)
Notes receivable	(13,617)	(14,971)
Prepaid expenses and other assets	(4,116)	6,826
Accounts payable, accrued expenses and other	16,497	20,909
Income taxes	(3,608)	(13,182)
Accrued compensation	(37,075)	(31,363)
Billings in excess of services provided	1,615	(2,144)

Net cash used in operating activities	(39,197)	(27,263)

Investing activities
Payments for acquisition of businesses, net of cash received	(41,842)	(17,544)
Purchases of property and equipment	(4,953)	(5,168)
Proceeds from sale or maturity of short-term investments	—	15,000
Other	(483)	(2,976)

Net cash used in investing activities	(47,278)	(10,688)

Financing activities
Borrowings under revolving line of credit	25,000	20,000
Payments of revolving line of credit	—	(20,000)
Payments of long-term debt and capital lease obligations	(872)	(527)
Purchase and retirement of common stock	(209,400)	—
Net issuance of common stock under equity compensation plans	(999)	832
Excess tax benefit from share-based compensation	43	754
Other	161	442

Net cash (used in) provided by financing activities	(186,067)	1,501

Effect of exchange rate changes on cash and cash equivalents	339	(1,544)

Net decrease in cash and cash equivalents	(272,203)	(37,994)
Cash and cash equivalents, beginning of period	384,570	118,872

Cash and cash equivalents, end of period	$112,367	$80,878

FTI CONSULTING, INC.

CONSOLIDATED BALANCE SHEETS

AS OF MARCH 31, 2011 AND DECEMBER 31, 2010

(in thousands, except per share amounts)

	March 31, 2011	December 31, 2010
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$112,367	$384,570
Restricted cash	11,386	10,518
Accounts receivable:
Billed receivables	278,691	268,386
Unbilled receivables	181,201	120,896
Allowance for doubtful accounts and unbilled services	(63,581)	(63,205)

Accounts receivable, net	396,311	326,077
Current portion of notes receivable	29,162	26,130
Prepaid expenses and other current assets	32,170	28,174
Income taxes receivable	11,796	13,246

Total current assets	593,192	788,715

Property and equipment, net of accumulated depreciation	70,834	73,238
Goodwill	1,295,559	1,269,447
Other intangible assets, net of amortization	131,050	134,970
Notes receivable, net of current portion	98,962	87,677
Other assets	57,667	60,312

Total assets	$2,247,264	$2,414,359

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable, accrued expenses and other	$102,570	$105,864
Accrued compensation	110,433	143,971
Current portion of long-term debt and capital lease obligations	31,683	7,559
Billings in excess of services provided	29,578	27,836
Deferred income taxes	4,052	4,052

Total current liabilities	278,316	289,282

Long-term debt and capital lease obligations, net of current portion	784,093	785,563
Deferred income taxes	94,548	92,134
Other liabilities	85,261	80,061

Total liabilities	1,242,218	1,247,040

Stockholders’ equity
Preferred stock, $0.01 par value; shares authorized - 5,000; none outstanding	—	—
Common stock, $0.01 par value; shares authorized - 75,000; shares issued and outstanding — 42,026 (2011) and 46,144 (2010)	420	461
Additional paid-in capital	334,080	532,929
Retained earnings	709,217	687,419
Accumulated other comprehensive loss	(38,671)	(53,490)

Total stockholders’ equity	1,005,046	1,167,319

Total liabilities and stockholders’ equity	$2,247,264	$2,414,359